Exhibit 99.1

Ciena Reports Fiscal Second Quarter 2008 Results

Delivers 7% Sequential, 25% Year-over-Year Revenue Growth; Generates $75 Million in Cash from Operations

LINTHICUM, Md.--(BUSINESS WIRE)--Ciena® Corporation (NASDAQ:CIEN), the network specialist, today announced results for its fiscal second quarter ended April 30, 2008. Revenue for the second quarter totaled $242.2 million, representing a 7% sequential increase from fiscal first quarter revenue of $227.4 million, and an increase of 25% over the same period a year ago when Ciena reported revenue of $193.5 million. For the six months ended April 30, 2008, Ciena reported revenue of $469.6 million, representing an increase of 31% over revenue of $358.6 million for fiscal 2007.

On the basis of generally accepted accounting principles (GAAP), Ciena’s net income for the fiscal second quarter 2008 was $23.8 million, or $0.23 per diluted common share. This compares to fiscal first quarter GAAP net income of $28.8 million, or $0.28 per diluted common share, and a reported GAAP net income of $13.0 million, or $0.14 per diluted share, for the same period a year ago. For the six months ended April 30, 2008, Ciena’s reported GAAP net income was $52.6 million, or $0.51 per diluted common share. This compares to a GAAP net income of $24.1 million, or $0.27 per diluted common share, for the same period in fiscal 2007.

“Ciena continues to execute against a business plan and strategy that has driven faster-than-market growth while delivering solid operating margin and net income,” said Gary Smith, Ciena’s president and CEO. “In a highly competitive market, Ciena differentiates itself with targeted, innovative solutions and our implementation of automated, software-centric networks that power new applications and help our customers realize the economic benefits of a single, converged network infrastructure.”

Non-GAAP Presentation of Quarterly Results

In evaluating the operating performance of its business, Ciena’s management excludes certain charges and credits that are required by GAAP. These items, which are identified in the table that follows (in thousands, except per share data) and further described in Appendix A, share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena’s control. Management believes that the non-GAAP measures below provide useful information and meaningful insight to the operating performance of the business.

	Quarter	Quarter
	Ended	Ended
	Apr 30, 2007	Apr 30, 2008
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$81,830	$127,596

Share-based compensation-product	362	742
Share-based compensation-services	285	392
Fair value adjustment of acquired inventory	-	1,066
Total Adjustments related to gross profit	$647	$2,200
Adjusted (non-GAAP) gross profit	$82,477	$129,796
Adjusted (non-GAAP) gross margin	43%	54%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$79,092	$108,629

Share-based compensation-research and development	1,085	2,286
Share-based compensation-sales and marketing	1,866	3,022
Share-based compensation-general and administrative	1,892	2,233
Amortization of intangible assets	6,295	8,760
Restructuring recoveries	(734)	-
Total adjustments related to operating expense	$10,404	$16,301
Adjusted (non-GAAP) operating expense	$68,688	$92,328

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$2,738	$18,967
Total adjustments related to gross profit	647	2,200
Total adjustments related to operating expense	10,404	16,301
Adjusted (non-GAAP) income from operations	$13,789	$37,468
Adjusted (non-GAAP) operating margin	7.1%	15.5%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$13,010	$23,760
Total adjustments related to gross profit	647	2,200
Total adjustments related to operating expense	10,404	16,301
Adjusted (non-GAAP) net income	$24,061	$42,261

Weighted average basic common shares outstanding	85,198	89,102
Weighted average dilutive potential common shares outstanding	93,737	110,770

Net Income per Common Share[1]
GAAP diluted net income per common share	$0.14	$0.23
Adjusted (non-GAAP) diluted net income per common share	$0.26	$0.40

[1] Note that calculating diluted earnings per common share for the fiscal second quarters 2007 and 2008 requires adding interest expense of approximately $0.5 million associated with Ciena's 0.25% convertible senior notes in 2007 and $1.9 million associated with Ciena's 0.25% and 0.875% convertible senior notes in 2008, to GAAP and adjusted net income in order to arrive at the numerator for the earnings per common share calculation.

Adjusting Ciena’s fiscal second quarter 2008 GAAP net income of $23.8 million for the items noted above would increase adjusted (non-GAAP) net income in the quarter to $42.3 million, or $0.40 per diluted common share (non-GAAP). This compares with an adjusted (non-GAAP) net income of $24.1 million, or $0.26 per diluted common share (non-GAAP), in the same year-ago period.

Second Quarter 2008 Performance Highlights

  Achieved sequential quarterly revenue growth of 7% and year-over-year revenue growth of 25%.
  Delivered overall GAAP gross margin of 53% with product gross margin of 56% and services gross margin of 29%. Exclusive of a $1.1 million fair value adjustment of acquired inventory and share-based compensation, adjusted (non-GAAP) gross margin was 54%.
  Delivered GAAP income from operations of 8% of revenue and adjusted (non-GAAP) income from operations of 15% of revenue.
  Generated $74.9 million cash from operations.
  Ended the quarter with cash, cash equivalents and short- and long-term investments of $1.1 billion.
  Completed the acquisition of privately-held World Wide Packets, Inc., a leading supplier of solutions for enabling the cost-effective delivery of a wide variety of Carrier Ethernet-based services. The acquisition was completed on March 3, 2008.

Second Quarter 2008 Customer and Product Highlights

  EMBARQ selected Ciena’s 4200® FlexSelect™ Advanced Services Platform for deployment throughout its network.
  Hitachi Data Systems, a wholly-owned subsidiary of Hitachi, Ltd. (NYSE:HIT) and the only provider of Services Oriented Storage Solutions, signed an agreement to resell the CN 4200 FlexSelect Advanced Services Platform and CN 2000® Storage and LAN Extension Platform.
  Ciena announced its FiberFinder service, a unique fiber locating solution powered by NEF, one of the nation’s top telecommunications consulting firms, which offers enterprises and carriers the ability to identify available fiber resources while developing optimal network connectivity.
  NTELOS Holdings Corp. selected the CN 4200 FlexSelect Advanced Services Platform family for its access and metro networks to support growing customer demand for high-bandwidth, Ethernet-based services such as broadband data, IPTV and evolving on-demand services.
  Ciena’s CN 5060™ Multiservice Carrier Ethernet Platform secured Carrier Ethernet certification from the Metro Ethernet Forum (MEF) for Carrier Ethernet Services.

Business Outlook

“Ciena’s strategy to focus on targeted, fast growing market segments in our role as the network specialist has enabled us to outperform our peers, even in an environment of macroeconomic uncertainty and in the face of ever-present customer-specific challenges,” said Smith. “We remain optimistic about our outlook for the year and reiterate our expectation for annual revenue growth of up to 27% in fiscal 2008. In addition, we remain focused on steering toward our target of 15% as-adjusted income from operations.”

Live Web Broadcast of Fiscal Second Quarter Results

Ciena will host a discussion of its fiscal second quarter results with investors and financial analysts today, Thursday, June 5, 2008 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena’s homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena’s website at: http://www.ciena.com/investors/investors.htm.

NOTE TO INVESTORS

This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q filed with the Securities and Exchange Commission on March 7, 2008. Forward-looking statements include statements regarding Ciena’s expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. Forward-looking statements in this release include: We remain optimistic about our outlook for the year and reiterate our expectation for annual revenue growth of up to 27% in fiscal 2008. In addition, we remain focused on steering toward our target of 15% as-adjusted income from operations. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended April 30,		Six Months Ended April 30,
	2007	2008	2007	2008
Revenues:
Products	$173,212	$216,181	$319,494	$417,971
Services	20,315	26,018	39,134	51,644
Total revenue	193,527	242,199	358,628	469,615

Costs:
Products	91,319	96,041	166,298	187,428
Services	20,378	18,562	36,872	38,022
Total cost of goods sold	111,697	114,603	203,170	225,450
Gross profit	81,830	127,596	155,458	244,165
Operating expense:
Research and development	31,642	44,628	61,495	80,072
Selling and marketing	30,182	38,591	55,057	72,199
General and administrative	11,707	16,650	21,998	39,278
Amortization of intangible assets	6,295	8,760	12,590	15,230
Restructuring recoveries	(734)	-	(1,200)	-
Total operating expense	79,092	108,629	149,940	206,779
Income from operations	2,738	18,967	5,518	37,386
Interest and other income, net	16,897	8,487	31,742	27,569
Interest expense	(6,148)	(1,861)	(12,296)	(9,219)
Income before income taxes	13,487	25,593	24,964	55,736
Provision for income taxes	477	1,833	898	3,169
Net income	$13,010	$23,760	$24,066	$52,567
Basic net income per common share	$0.15	$0.27	$0.28	$0.60
Diluted net income per potential common share	$0.14	$0.23	$0.27	$0.51
Weighted average basic common shares outstanding	85,198	89,102	85,076	88,155
Weighted average dilutive potential common shares outstanding	93,737	110,770	93,491	110,046

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

ASSETS
	October 31,	April 30,
Current assets:	2007	2008
Cash and cash equivalents	$892,061	$963,852
Short-term investments	822,185	69,768
Accounts receivable, net	104,078	132,065
Inventories	102,618	125,406
Prepaid expenses and other	47,817	42,291
Total current assets	1,968,759	1,333,382
Long-term investments	33,946	25,641
Equipment, furniture and fixtures, net	46,671	55,593
Goodwill	232,015	455,138
Other intangible assets, net	67,144	113,383
Other long-term assets	67,738	72,634
Total assets	$2,416,273	$2,055,771

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$55,389	$69,953
Accrued liabilities	90,922	94,489
Restructuring liabilities	1,026	761
Income taxes payable	7,768	1,999
Deferred revenue	33,025	43,535
Convertible notes payable	542,262	-
Total current liabilities	730,392	210,737
Long-term deferred revenue	30,615	36,478
Long-term restructuring liabilities	3,662	3,467
Other long-term obligations	1,450	7,827
Convertible notes payable	800,000	800,000
Total liabilities	1,566,119	1,058,509
Commitments and contingencies
Stockholders' equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	-	-
Common stock – par value $0.01; 140,000,000 and 290,000,000 shares authorized; 86,752,069 and 90,129,543 shares issued and outstanding	868	901
Additional paid-in capital	5,519,741	5,612,310
Changes in unrealized gains on investments, net	350	146
Translation adjustment	(1,593)	410
Accumulated deficit	(4,669,212)	(4,616,505)
Total stockholders' equity	850,154	997,262
Total liabilities and stockholders' equity	$2,416,273	$2,055,771

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Six Months Ended April 30,
	2007	2008
Cash flows from operating activities:
Net income	$24,066	$52,567
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of discount on marketable securities	(3,052)	(1,632)
Depreciation and amortization of leasehold improvements	6,298	8,567
Share-based compensation	8,937	15,752
Amortization of intangibles	14,525	17,165
Deferred tax provision	-	1,296
Provision for doubtful accounts receivable	-	55
Provision for inventory excess and obsolescence	6,385	10,540
Provision for warranty	7,111	7,083
Other	872	2,373
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	(38,323)	(25,990)
Inventories	(19,090)	(20,456)
Prepaid expenses and other	(12,173)	5,816
Accounts payable and accruals	17,741	7,883
Income taxes payable	498	(5,656)
Deferred revenue and other obligations	19,492	13,202
Net cash provided by operating activities	33,287	88,565
Cash flows from investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(14,438)	(14,172)
Restricted cash	(5,549)	(4,929)
Purchase of available for sale securities	(213,219)	-
Proceeds from maturities of available for sale securities	444,126	762,150
Minority equity investments, net	(181)	-
Acquisition of business, net of cash acquired	-	(209,965)
Net cash provided by investing activities	210,739	533,084
Cash flows from financing activities:
Repayment of 3.75% convertible notes payable at maturity	-	(542,262)
Repayment of indebtedness of acquired business	-	(12,363)
Proceeds from issuance of common stock	6,116	4,578
Net cash provided by (used in) financing activities	6,116	(550,047)
Effect of exchange rate changes on cash and cash equivalents	-	189
Net increase in cash and cash equivalents	250,142	71,602
Cash and cash equivalents at beginning of period	220,164	892,061
Cash and cash equivalents at end of period	$470,306	$963,852

Non-cash investing and financing activities
Purchase of equipment in accounts payable	$-	$1,923
Value of common stock issued in acquisition	$-	$62,359
Fair value of vested options assumed in acquisition	$-	$9,912

Appendix A

The adjustments management makes in analyzing Ciena’s fiscal second quarter 2008 GAAP results are as follows:

  Share-based compensation costs – a non-cash expense incurred in accordance with SFAS 123(R).
  Fair value adjustment of acquired inventory – an infrequent charge required by purchase accounting rules resulting from the revaluation of finished goods inventory acquired from World Wide Packets to estimated fair value. This revaluation resulted in a net increase in inventory carrying value and a $1.1 million increase in cost of goods sold during the second quarter of fiscal 2008.
  Amortization of intangible assets – a non-cash expense arising from acquisitions of intangible assets, principally developed technology, which Ciena is required to amortize over its expected useful life.
  Restructuring recoveries – infrequent recoveries incurred as the result of previous restructuring activities taken to align resources with perceived market opportunities, including new segment opportunities within the overall market, which the Company believes are not reflective of its ongoing operating costs.

About Ciena

Ciena specializes in network transition. We provide the flexible platforms, intelligent software and professional services to build converged networks for enhanced services and applications. With a growing global presence, Ciena leverages its heritage of practical innovation to deliver maximum performance and economic value in communications networks worldwide. For more information, visit www.ciena.com.

CONTACT:
Ciena Corporation
Press Contact:
Nicole Anderson, 410-694-5786
pr@ciena.com
or
Investor Contact:
Marie Downing, 888-243-6223
ir@ciena.com